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                                                                      EXHIBIT 15

November 19, 2003

To the Board of Directors and Shareholders of Limited Brands, Inc.
Columbus, Ohio

Limited Brands, Inc.:

We are aware of the incorporation by reference in the Registration Statement Form S-3 No. 333-104633 and Forms S-8 (Nos. 33-44041, 33-18533, 33-49871,
333-04927 and 333-04941) of Limited Brands, Inc. and its subsidiaries of our report dated November 19, 2003 relating to the unaudited consolidated interim financial statements of Limited Brands, Inc. and its subsidiaries that are included in its Form 10-Q for the thirteen and thirty-nine weeks ended November 1, 2003.

Very truly yours,

/s/ Ernst & Young LLP

Columbus, Ohio